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                                                                     EXHIBIT 5.0

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP



                               February 22, 1999



Pope & Talbot, Inc.
1500 S.W. First Avenue
Portland, OR  97201

Re: Pope & Talbot, Inc. Registration Statement for Offering of an aggregate of 600,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Pope & Talbot, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an additional 300,000 shares of common stock and related stock options for issuance under the Stock Option and Appreciation Plan (the "Option Plan") and
(ii) an initial reserve of 300,000 shares of common stock and related stock options for issuance under the Special Non-Employee Director Stock Retainer Fee Plan (the "Retainer Fee Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the amendment of the Option Plan and the establishment of the Retainer Fee Plan. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Option Plan or the Retainer Fee Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Retainer Fee Plan or the shares of the Company's common stock issuable under such plans or options.


                                        Very truly yours,



                                        /s/ Brobeck, Phleger & Harrison LLP
                                        -----------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP